Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this quarterly report on Form 10-Q of Royal Energy Resources, Inc. (“Royal Energy”) for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), W. Scott Morris, as Chief Financial Officer of Royal Energy, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Royal Energy.

Date: August 14, 2018

/s/ W. Scott Morris
W. Scott Morris
Chief Financial Officer